UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20459

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report:  July 9, 2025

(Date of earliest event reported)

LTC PROPERTIES, INC.

(Exact name of Registrant as specified in its charter)

Maryland	1-11314	71-0720518
(State or other jurisdiction of	(Commission file number)	(I.R.S. Employer
incorporation or organization)		Identification No)

3011 Townsgate Road, Suite 220

Westlake Village, CA 91361

(Address of principal executive offices)

(805) 981-8655

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $.01 par value	LTC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01. —Other Events

On July 10, 2025, LTC Properties, Inc. (the “Company” or “LTC”) announced an update on one of its operators. The text of the press release is furnished herewith as Exhibits 99.1 and is specifically incorporated by reference herein

On July 9, 2025, Genesis Healthcare, Inc. (“Genesis”) filed for Chapter 11 bankruptcy.

As of July 9, 2025, affiliates of Genesis lease six skilled nursing centers in New Mexico (five) and Alabama (one) with a total of 782 beds under a master lease with LTC. The master lease matures on April 30, 2026 and provides three 5-year renewal options. On June 3, 2025, LTC received Genesis’ written notice of its exercise of a 5-year extension option, which would extend the term of the lease to April 30, 2031. Annualized revenue and annualized contractual cash revenue from Genesis were $8.4 million and $9.5 million, respectively, representing 4.5% and 5.1% of LTC’s annualized revenue and annualized contractual cash revenue, respectively, as of March 31, 2025. Genesis has paid their contractual rent through July 2025. LTC holds $4.7 million of security from Genesis as required by the master lease in a letter of credit.

Item 9.01 - Financials Statements and Exhibits

99.1 Press Release issued July 10, 2025

104 Cover Page Interactive Data File. Formatted in Inline XBRL and contained in exhibit 101.

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LTC PROPERTIES, INC.

Dated: July 10, 2025	By:	/s/ CAROLINE CHIKHALE
Caroline Chikhale
Executive Vice President, Chief Financial Officer and Treasurer